Exhibit J

PROCURADURÍA FISCAL DE LA FEDERACIÓN SUBPROCURADURÍA FISCAL FEDERAL DE ASUNTOS FINANCIEROS
Oficio núm. 529-IV-029/10
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Mexico, Federal District, September 2nd, 2010

United Mexican States

Ministry of Finance and Public Credit

Insurgentes Sur 1971

Torre III, Piso 7

Colonia Guadalupe Inn

México, D.F. 01020

Ladies and Gentlemen:

Pursuant to Article 79, fraction XV, of the Reglamento Interior de la Secretaría de Hacienda y Crédito Público (“Internal Regulations of the Ministry of Finance and Public Credit”), which sets forth the authority of this Subprocuraduría Fiscal Federal de Asuntos Financieros (“DEPUTY FEDERAL FISCAL ATTORNEYSHIP FOR FINANCIAL AFFAIRS”) to express an opinion of law in connection with the legal instruments related to public credit, I, the Deputy Federal Fiscal Attorney for Financial Affairs sign the present opinion concerning the Registration Statement No. 333-151501 filed with the Securities and Exchange Commission on June 6, 2008, and a Registration Statement being filed on the date hereof under Schedule B of the Securities Act of 1933 (the “REGISTRATION STATEMENTS”), pursuant to which the United Mexican States (“MÉXICO”) propose to issue from time to time in the United States an aggregate initial offering price of up to U.S. $5,355,047,590 (or its equivalent in one or more currencies or currency units) of its debt and/or warrants, including medium-term notes (the “NOTES”).

The present opinion is being delivered to you solely upon the examination of the documents listed in subsection 2) set forth below, and in accordance with the relevant Mexican law in force as of the date hereof; therefore, I express no opinion other than as to the laws of MÉXICO. I have assumed for the purpose of this opinion (except with respect to matters of which I have personal knowledge): (a) that each of the documents I examined in rendering this opinion and all other documents to be executed and delivered in connection with the issuance and sale of the NOTES (other than by MÉXICO) have been duly authorized, executed and delivered by the appropriate party or parties thereto (other than MÉXICO) and that each such party (other than MÉXICO) has all the necessary power, authority and legal right to enter into such documents to which it is a party and to perform its obligations under each of the documents to which it is a party; (b) the authenticity of all documents (other than those specified in subsection 2) paragraph (e) below) examined by me (and the completeness and conformity to the originals of any copies thereof submitted

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to me) and the genuineness of all signatures (other than signatures of officials of MÉXICO); and (c) the accuracy as to factual matters of each document I have reviewed. In particular, to the extent that New York or United States Federal law is relevant to the opinion expressed below, I have relied, without making any independent investigation, on the opinion of Cleary Gottlieb Steen & Hamilton LLP, United States counsel to MÉXICO.

1)	I have examined the following provisions, laws, regulations and Decrees as I have considered necessary to give this opinion:

(a)	all relevant provisions of the Constitutión Política de los Estados Unidos Mexicanos (“POLITICAL CONSTITUTION OF THE UNITED MEXICAN STATES,” or the “CONSTITUTION”) and all relevant Mexican laws, decrees, directives or other governmental acts pertaining to the authorization of the issuance and sale of the Notes, including the following:

(i)	the CONSTITUTION, Article 73, fraction VIII, and Article 89, fraction I, empowering the Congreso de la Unión (“MEXICAN UNION CONGRESS”) to establish the bases upon which the Ejecutivo Federal (“FEDERAL EXECUTIVE BRANCH”) may borrow upon the credit of MÉXICO;

(ii)	the Ley de Ingresos de la Federación para el Ejercicio Fiscal de 2010 (“MEXICAN FEDERAL REVENUE LAW FOR THE FISCAL YEAR 2010”), Article 2, authorizing the Federal Executive Branch to contract for the issuance of securities on foreign markets, for the purposes of exchanging and refinancing México’s external indebtedness;

(iii)	the Ley Orgánica de la Administratión Pública Federal (“ORGANIC LAW OF THE FEDERAL PUBLIC ADMINISTRATION”), Article 31, fractions V and VI, empowering the Secretaría de Hacienda y Crédito Público (“MINISTRY OF FINANCE AND PUBLIC CREDIT”) to manage the public debt of the Federation and to carry out or authorize all the transactions in which the public credit is used;

(iv)	the Ley General de Deuda Pública (“GENERAL LAW OF PUBLIC DEBT”), Article 1, fraction I, Article 2, fractions I and IV, Article 3, Article 4, fractions I, II, IV, V and VII, Article 5, fractions I, II, III, IV and V, Articles 8 through 12, Article 16, and Article 17, first paragraph, concerning the incurrence and maintenance of the public debt; the authority of the Ministry of Finance and Public Credit to contract and manage public indebtedness and to formulate the program thereof;

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(v)	the Ley del Mercado de Valores (“LAW OF THE SECURITIES MARKET”), Article 7, referring to the delivery of notice to the Comisión Nacional Bancaria y de Valores, (“MEXICAN NATIONAL BANKING AND SECURITIES COMMISSION”) of public offers abroad of securities issued in MÉXICO or by Mexican legal entities; and

(vi)	the Internal Regulations of the Ministry of Finance and Public Credit, Articles 4, 7, first paragraph, and 17, fractions VIII, X and XIV, relating to the original power conferred upon the Subsecretario de Hacienda y Crédito Público (“UNDERSECRETARY OF FINANCE AND PUBLIC CREDIT”) for the processing and resolution of all the affairs within the competence of his subordinate units, and the power conferred upon the Titular de la Unidad de Crédito Público (“DEPUTY UNDERSECRETARY FOR PUBLIC CREDIT”) to take, on behalf and as attorney-in-fact of MÉXICO, any of the actions required for the issuance, sale and performance by MÉXICO of the Notes and to execute and deliver on behalf and as attorney-in-fact of MÉXICO, any agreement, instrument or document relating thereto.

(b)	the decree dated December 2, 2009 of the Presidente de la República (“PRESIDENT OF MÉXICO”) to the Ministry of Finance and Public Credit with respect to the issuance of the Notes; and

(c)	such other Mexican laws and regulations relevant to the opinion set forth below.

2)	I give this opinion upon the examination of the following instruments and documents:

(a)	the REGISTRATION STATEMENTS;

(b)	the Fiscal Agency Agreement, dated as of September 1, 1992, as amended by Amendment No. 1 thereto, dated as of November 28, 1995 and by Amendment No. 2 thereto dated as of March 3, 2003 (the “FISCAL AGENCY AGREEMENT”) between MÉXICO and Citibank, N.A. as Fiscal Agent;

(c)	the form of Authorization Certificate dated July 18, 2008, pursuant to Section 1(b) of the Fiscal Agency Agreement (the “AUTHORIZATION CERTIFICATE”);

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(d)	the forms of the NOTES annexed as exhibits to the AUTHORIZATION CERTIFICATE; and

(e)	the Delegations of Authority dated November 27, 2008 issued by the Minister of Finance and Public Credit, authorizing various officials of the Ministry of Finance and Public Credit to execute and deliver, on behalf of MÉXICO, any and all documents relating to the NOTES, including without limitation, the SELLING AGENCY AGREEMENT AND THE AUTHORIZATION.

3)	Based on the foregoing and upon such investigation as I have deemed necessary, I am of the opinion that:

Under and with respect to the present laws of MÉXICO, the NOTES have been duly authorized and, when executed and delivered by MÉXICO and authenticated pursuant to the FISCAL AGENCY AGREEMENT, and delivered as contemplated by the REGISTRATION STATEMENTS, will constitute valid and legally binding obligations of MÉXICO.

I hereby consent to the filing of this opinion with the REGISTRATION STATEMENTS and to the use of the name of the Deputy Federal Fiscal Attorney of Financial Affairs of MÉXICO and of the Deputy Fiscal Attorney of the Federation for Financial Affairs of MÉXICO under the caption “Validity of the Securities” in the prospectus and in any prospectus supplement relating to the offer of the NOTES.

This opinion is delivered solely in connection with the filing of the REGISTRATION STATEMENTS, and replaces the previous dated as of June 6, 2008.

Very truly yours,

/s/ Genaro Alarcón Benito
Genaro Alarcón Benito
The Deputy Federal Fiscal Attorney for Financial
Affairs of the Ministry of Finance and Public Credit
of the United Mexican States